                                                                     EXHIBIT 7.r



                                PLEDGE AGREEMENT

        PLEDGE AGREEMENT, dated September 18, 1997, made by Allen E. Paulson, an individual residing at Del Mar Country Club, 6001 Clubhouse Drive, Rancho Santa Fe, California 92067 (the "Pledgor"), in favor of Madeleine L.L.C., a New York limited liability company (the "Lender").

                              W I T N E S S E T H:

        WHEREAS, the Pledgor and the Lender are parties to a Term Loan Agreement dated as of the date hereof (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereafter referred to as the "Term Loan Agreement");

        WHEREAS, pursuant to the Term Loan Agreement, the Lender has agreed to extend credit to the Pledgor consisting of the Term Loan (as defined in the Term Loan Agreement) to the Pledgor in the principal amount of $20,000,000;

        WHEREAS, it is a condition precedent to the making of the Term Loan by the Lender pursuant to the Term Loan Agreement that the Pledgor shall have executed and delivered to the Lender this Agreement providing for the pledge to the Lender of, and the grant to the Lender of a security interest in, among other things, 463,655 shares of common stock issued by Riviera Holdings Corporation, 13,710,734 shares of common stock of CardioDynamics International Corporation and all of the issued and outstanding shares of stock of Carlo Corporation, together with other collateral hereinafter described and all proceeds of the foregoing;

        NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to make and maintain the Term Loan, the Pledgor hereby agrees with the Lender as follows:

        SECTION 1. Definitions. Terms that are not otherwise defined herein shall have the same meanings herein as set forth in the Term Loan Agreement or in Article 8 or 9 of the Uniform Commercial Code (the "Code") as in effect from time to time in the State of New York. In addition, the following terms shall have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

        "Entitlement Orders", "Financial Assets", "Investment Property", "Securities Account" and "Securities Entitlement" have the meanings specified therefor in Uniform Commercial Code - Investment Securities, 1997 N.Y. Laws Ch. 566.

        "Jefferies Account" means account number 29102113 maintained by the Pledgor with Jefferies & Company, Inc., including, without limitation, all investments, securities and cash now or hereafter held in such account, together with any successor or replacement accounts.

        SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns, and grants a continuing security interest in, the following (the "Collateral") to the Lender:

        (a) the Jefferies Account;

        (b) all Investment Property now or hereafter delivered, transferred or assigned to, or deposited or credited to the Jefferies Account;

        (c) the indebtedness described in Schedule I hereto (the "Pledged Debt") issued by the corporation described on Schedule I (such corporation, together with any successor corporation, being hereinafter referred to as the "Debt Issuer"), the promissory notes, bonds, certificates and other instruments evidencing the Pledged Debt and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt (including, without , any shares of capital stock received in respect of or in exchange for or upon conversion of any part of the Pledged Debt);

        (d) the shares of capital stock listed in Schedule II hereto (the "Pledged Shares") issued by the corporations described in such Schedule II (such corporations, together with any successor corporations, being hereinafter referred to collectively as the "Stock Issuers", and, together with the Debt Issuer, the "Issuers" and individually as an "Issuer"), the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof (including, without limitation, any registration rights) and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, together with all certificates hereafter delivered to the Lender, the shares of stock from time to time represented by such certificates, all options and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares;

        (e) all cash and cash equivalents, Investment Property, Financial Assets, capital stock or other equity interests, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other securities deposited from time to time in the Jefferies Account or delivered to the Lender;

        (f) all books and records pertaining to the Collateral;

        (g) all General Intangibles arising from or relating to the Collateral;

        (h) all investment earnings and proceeds of any and all of the foregoing; and

        (i) all Securities Entitlements of the Pledgor in any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever such interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

        SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

        (a) the prompt payment by the Pledgor, as and when due and payable, of all amounts from time to time owing by the Pledgor to the Lender in respect of the Term Loan Agreement, the Note and all other Loan Documents, including, without limitation, principal of and interest on the Term Loan (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of the Pledgor whether or not a claim for post filing interest is allowed in such proceedings) and all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Term Loan Agreement and any other Loan Document; and

        (b) the due performance and observance by the Pledgor of all of his other obligations from time to time existing in respect of this Agreement, the Term Loan Agreement and the other Loan Documents to which he is a party.

        SECTION 4. Establishment of Collateral Accounts; Delivery of the Collateral.

        (a) Establishment of Collateral Accounts. The Pledgor has established and will maintain with Jefferies & Company, Inc. the Jefferies Account. Subject to the rights of the Pledgor under Section 7(a) hereof and the other terms and conditions of this Agreement, (A) the Jefferies Account shall be under the sole



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dominion and control of the Lender, (B) the Lender shall have the sole right to make withdrawals from the Jefferies Account and to exercise rights with respect to the cash and investments from time to time on deposit or held therein and (C) the Lender shall have the sole right to provide Entitlement Orders to Jefferies & Company, Inc. with respect to the Jefferies Account. The Collateral shall be held by Jefferies & Company, Inc. in the Jefferies Account pursuant to the terms hereof and the letter regarding Acknowledgment of Bailment for Pledged Securities (the "Jefferies Consent"), dated September 18, 1997 from the Lender and consented and agreed to by Jefferies & Company, Inc. and the Pledgor. All promissory notes, bonds, certificates and instruments in the Jefferies Account shall be held by Jefferies on behalf of the Lender pursuant hereto and the Jefferies Consent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

        (b) Delivery of Collateral. (i) On or prior to the execution and delivery of this Agreement, all promissory notes, bonds and other instruments currently evidencing the Pledged Debt and all certificates representing the Pledged Shares shall be registered in the name of the Lender or delivered to the Lender and the Pledgor will take all action required to perfect the security interest of the Lender in all uncertificated or book-entry securities constituting Collateral. All other promissory notes, bonds, certificates and instruments constituting Collateral from time to time or required to be pledged to the Lender pursuant to the terms of this Agreement or the Term Loan Agreement, and all uncertificated or book-entry securities constituting collateral from time to time (the "Additional Collateral") shall, in the case of certificates and instruments, be registered in the name of the Lender or delivered to the Lender promptly upon the receipt thereof by or on behalf of the Pledgor and, in the case of uncertificated or book-entry securities, the Pledgor shall take such action as may be required to perfect the security interest of the Lender. All such promissory notes, bonds, certificates and instruments shall be held by or on behalf of the Lender pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to the Lender. Upon receipt by Pledgor of the Additional Collateral, a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule III hereto (a "Pledge Amendment") shall be delivered to the Lender, in respect of the Additional Collateral which are to be pledged pursuant to this Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of Schedules I and II. The Pledgor hereby authorizes the Lender to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, bonds, certificates or instruments listed on any Pledge Amendment delivered to the Lender shall for all purposes hereunder constitute Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

                (ii) If the Pledgor shall receive, by virtue of the Pledgor's being or having been an owner of any Collateral, any (A) certificated security (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note, chattel paper or other instrument, (B) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (C) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7(a) hereof) or in securities or other property or (D) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such certificated security, promissory note, chattel paper, instrument, option, right, payment or distribution in trust for the benefit of the Lender, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Lender in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender as Collateral and as further collateral security for the Obligations.

        SECTION 5. Representations and Warranties. The Pledgor represents and warrants as follows:

        (a) The Pledgor has the legal capacity and right to execute, deliver and perform this Agreement.



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        (b) The execution, delivery and performance by the Pledgor of this
Agreement (i) do not and will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of his properties; and
(ii) do not and will not result in or require the creation of any Lien upon or with respect to any of his properties.

        (c) This Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        (d) The promissory notes and bonds currently evidencing the Pledged Debt have been, and all other promissory notes, bonds or other instruments from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes, bonds or other instruments are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms. The information set forth in Schedule I hereto is accurate and complete.

        (e) The Pledged Shares are fully paid and nonassessable and, to the best of the Pledgor's knowledge, have been duly authorized and validly issued. All other shares of stock constituting Collateral will be duly authorized and validly issued, fully paid and nonassessable. The information set forth in
Schedule II hereto is accurate and complete.

        (f) There is no action, suit or proceeding pending or, to the Pledgor's knowledge, threatened or otherwise affecting this Agreement or any other Loan Document or the Pledgor or the Jefferies Account before any court or other Governmental Authority or regulatory body or arbitrator that is reasonably likely to materially adversely affect the financial condition of the Pledgor or the Pledgor's ability to perform his obligations hereunder, under the Term Loan Agreement or under any other Loan Documents to which the Pledgor is a party.

        (g) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body or any other Person is required for (i) the due execution, delivery and performance by the Pledgor of this Agreement, the Term Loan Agreement or any other Loan Document to which the Pledgor is a party, (ii) the grant by the Pledgor, or the perfection, of the Lien purported to be created hereby in the Collateral or (iii) the exercise by the Lender of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Collateral by laws affecting the offering and sale of securities generally.

        (h) The Pledgor is and will be at all times the legal and beneficial owner of the Collateral, free and clear of any lien, option or other charge or encumbrance except for the Lien created by this Agreement. There is no financing statement naming the Pledgor as debtor (or similar documents or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of the Pledgor in the Collateral except such as may have been filed in favor of the Lender relating to this Agreement.

        (i) This Agreement creates a valid security interest in favor of the Lender in the Collateral, as security for the Obligations. Jefferies & Company, Inc. having credited to the Jefferies Account all certificates, instruments and cash constituting Collateral from time to time, the execution and delivery of the Jefferies Consent, the Lender's having possession of the Pledged Shares and all other certificates, instruments and cash constituting Collateral and the Lender having control over all other Collateral from time to time collectively result in the perfection of such security interest. Such security interest is, or in the case of Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary or desirable to perfect and protect such security interest has been duly taken, except for the Lender's and/or Jefferies & Company, Inc.'s having possession of certificates, instruments and cash constituting Collateral



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after the date hereof or the Lender's and/or Jefferies & Company, Inc.'s having control over all other Collateral arising after the date hereof.

        SECTION 6. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Lender shall otherwise consent in writing:

        (a) Records. The Pledgor will keep adequate records concerning the Collateral and permit the Lender or any agents or representatives of the Lender at any reasonable time and from time to time to examine and make copies of and abstracts from such records.

        (b) Notices. The Pledgor will, at the expense of the Pledgor, promptly deliver to the Lender a copy of each material notice or other material communication received by it in respect of any of the Collateral, together with a copy of any reply by the Pledgor thereto.

        (c) Defend Title. The Pledgor will, at the reasonable request of the Lender and at the expense of the Pledgor, defend his right, title and interest in and to the Collateral against the claims of any Person.

        (d) Further Assurances. The Pledgor will, at the expense of the Pledgor, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Lender may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby (whether pursuant to laws, rules, regulations or general practices currently in effect or adopted subsequent to the date hereof); (ii) to enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or
(iii) to otherwise effect the purposes of this Agreement, including, without limitation: (A) at the request of the Lender, marking conspicuously each of the records of the Pledgor pertaining to the Collateral with a legend, in form and substance satisfactory to the Lender, indicating that such Collateral is subject to the security interest created hereby; (B) if any Collateral shall be evidenced by a certificated security, promissory note or other instrument or chattel paper, delivering and pledging to the Lender hereunder such certificated security, note, instrument or chattel paper duly indorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender; (C) delivering to the Lender irrevocable proxies in respect of the Collateral and executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Lender may request in order to perfect and preserve the security interest created or purported to be created hereby; and (D) furnishing to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

        (e) Transfers and Other Restrictions. The Pledgor will not (i) sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any of the Collateral (except as permitted by Section 7(a) hereof); or (ii) create or suffer to exist any (A) Lien upon or with respect to any of the Collateral except the Lien created by this Agreement or (B) contractual restriction on the transferability of any of the Collateral.

        (f) Issuance of Additional Securities. In the case of Collateral issued by Carlo, the Pledgor will not permit the issuance of (i) any additional shares of any class of capital stock of any such Person, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock.

        (g) Other Actions. The Pledgor will not take or fail to take any action that would in any manner impair the value or enforceability of the Lender's security interest in the Collateral.



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        SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Collateral;
Withdrawal and Sale of Collateral.

        (a) So long as no Event of Default shall have occurred and be continuing:

                (i) the Pledgor may exercise any and all voting and other consensual rights pertaining to the Collateral in a manner not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that
(A) the Pledgor will not exercise or refrain from exercising any such right, as the case may be, if the Lender gives the Pledgor notice that, in the Lender's judgment, such action would have an adverse effect on the value of any Collateral and (B) the Pledgor will give the Lender at least five days' notice of the manner in which the Pledgor intends to exercise, or the reasons for refraining from exercising, any such right;

                (ii) Any and all dividends or interest paid or payable in cash in respect of the Collateral shall forthwith be paid to the Lender pursuant to
Section 2.05(a) of the Term Loan Agreement and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, shall be segregated from the other property or funds of the Pledgor, and shall forthwith be paid to the Lender. Any and all dividends or interest paid or payable other than in cash in respect of the Collateral shall forthwith be delivered to the Lender or Jefferies & Company, Inc., as applicable, to hold as Collateral and shall, if received by the Pledgor , be received in trust for the benefit of the Lender, shall be segregated from the other property or funds of the Pledgor, and shall forthwith be delivered to the Lender or Jefferies & Company, Inc., as applicable, in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held, by the Lender or by Jefferies & Company, Inc. in the Jefferies Account, as the case may be, as Collateral hereunder;

                (iii) the Lender will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that the Pledgor is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends, if any, that it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a); and

                (iv) all investments from time to time in the Jefferies Account and the non-cash proceeds thereof shall remain in the Jefferies Account (except for withdrawals by the Lender after an Event of Default) and the Pledgor may not withdraw any part of the Collateral from the Jefferies Account.

        (b) Upon the occurrence and during the continuance of an Event of
Default:

                (i) all rights of the Pledgor to exercise the voting and other consensual rights that the Pledgor would otherwise be entitled to exercise pursuant to paragraph (i) of this Section 7(a), and to receive the dividends and interest payments and other distributions that the Pledgor would otherwise be authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a), shall cease, and (A) all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments, and (B) the Pledgor shall execute and deliver all such proxies and other instruments as the Lender may reasonably request for the purpose of enabling the Lender to exercise the voting and other rights that it is entitled to exercise pursuant to this Section 7(b)(i);

                (ii) the Lender is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Lender and may collect any and all moneys due or to become due to the Pledgor in respect of the Pledged Debt and the Pledgor hereby authorizes each such debtor to make such payment directly to the Lender without any duty of inquiry;

                (iii) without limiting the generality of the foregoing, the Lender may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options



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pertaining to any of the Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Issuer of Collateral, or upon the exercise by any Issuer of Collateral of any right, privilege or option pertaining to any Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                (iv) all dividends and interest payments and other distributions that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Lender, shall be segregated from the other funds of the Pledgor, and shall be forthwith paid over to the Lender and/or Jefferies & Company, Inc. as Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender and/or Jefferies & Company, Inc. as Collateral hereunder.

        SECTION 8. Additional Provisions Concerning the Collateral.

        (a) The Pledgor hereby authorizes the Lender to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

        (b) The Pledgor hereby irrevocably appoints the Lender the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument (at the expense of the Pledgor) that the Lender may reasonably deem necessary or advisable to accomplish the purposes of this Agreement including, without limitation, (i) at any time and from time to time, to receive, indorse and collect all instruments made payable to the Pledgor representing any distribution in respect of any Collateral and to give full discharge for the same, and (ii) to receive, indorse and collect any drafts or other instruments, documents and chattel paper representing any dividend or other distribution in respect of the Collateral and, in addition to the foregoing and without limitation: (A) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral and to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith; and
(B) for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; provided, however, that the Lender shall exercise such powers only during the occurrence and continuance of an Event of Default.

        (c) If the Pledgor fails to perform any agreement contained herein, the Lender (immediately after giving notice to the Pledgor) may itself perform, or cause performance of, such agreement or obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10 hereof, together with interest from the date such expenses are paid by the Lender until repaid in full, at the rate for overdue principal under the Term Loan Agreement, all payable on demand.

        (d) The Lender may at any time in its discretion (i) without prior notice to the Pledgor, transfer or register in the name of the Lender or any of its nominees any or all of the Collateral (it being understood that the Lender will give prompt notice to the Pledgor immediately after any such transfer or register), and (ii) exchange certificates or instruments constituting Collateral for certificates or instruments of smaller or larger denominations.

        (e) Other than the exercise of reasonable care to assure the safe custody of the Collateral while held by the Lender hereunder, the Lender shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

        SECTION 9. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

        (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York (whether or not the Code applies to the affected Collateral); and without limiting the generality of the foregoing, also may (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Lender may deem commercially reasonable. In addition, the Lender may, at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, direct that Jefferies & Company, Inc. immediately deliver to the Lender all or part of the Collateral. The Lender may apply all or part of the cash and/or other investments constituting Collateral to the payment of all or any part of the Obligations in such manner as the Lender may elect. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (b) The Pledgor agrees that in any sale of any Collateral hereunder the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, rule or regulation (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchases to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchasers by any Governmental Authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

        (c) Notwithstanding the provisions of subsection (b) of this Section 9, the Pledgor recognizes that the Lender may deem it impracticable to effect a public sale of all or any part of the Collateral and that the Lender may, therefore, determine to make one or more private sales of any such Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of any securities constituting Collateral to register such securities for public sale under the Securities Act of 1933, as amended. The Pledgor further acknowledges and agrees that any offer to sell such securities that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act of 1933, as amended) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, as amended, and that the Lender may, in such event, bid for and purchase such securities.

        (d) Any cash held by the Lender as Collateral and all cash or other proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 10 hereof) in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of cash or other proceeds held by the Lender and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

        (e) The Pledgor shall (i) subject to clause (ii) below, hold any dividends, interest or other distributions which it receives with respect to the Collateral in trust for the Lender, separate from all other moneys of the Pledgor, and (ii) forthwith transfer such dividends, interest or other distributions to the Lender. Notwithstanding the foregoing, the Pledgor may not take any action under this Section with respect to the Collateral that, in the Lender's judgment, (i) would in any way affect the lien of this Agreement with respect to any Collateral, or impair the interest or rights of the Lender therein or (ii) would otherwise be inconsistent with the provisions of this Agreement or the Term Loan Agreement or result in a violation hereof or thereof.

        (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Term Loan Agreement for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Lender to collect such deficiency.

        SECTION 10. Indemnity and Expenses.

        (a) The Pledgor agrees to indemnify the Lender from and against any and all claims, losses and liabilities (including, without limitation, the reasonable fees, client charges and other expenses of the Lender's counsel) growing out of or resulting from this Agreement or the enforcement of any of the terms hereof (including, without limitation, the sale of Collateral pursuant to a public or private offering and each and every document produced in furtherance thereof), except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct.

        (b) The Pledgor agrees to pay to the Lender on demand the amount of any and all costs and expenses, including the reasonable fees and other client charges of the Lender's counsel and of any experts and agents, that the Lender may incur in connection with (i) the administration and termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral (including, without limitation, fees or commissions of any broker), (iii) the exercise or enforcement of any of the rights of the Lender hereunder, (iv) the failure by the Pledgor to perform or observe any of the provisions hereof, or (v) obtaining any public information regarding any Issuer of Collateral which the Lender, in its sole discretion, deems prudent to obtain.

        SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, telexed or delivered, if to the Pledgor, to him at the address set forth in the Term Loan Agreement, if to the Lender, to it at its address set forth in the Term Loan Agreement; or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed, when received or three Business Days after mailing, whichever occurs first; (ii) if telecopied, when transmitted and the appropriate confirmation is received, (iii) if telexed, when the appropriate answerback is received; or (iv) if delivered, upon delivery.

        SECTION 12. Miscellaneous.

        (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Lender, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the

Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        (b) No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender against the Pledgor under any Loan Document are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against the Pledgor or against any other Person.

        (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations have been satisfied in full; and (ii) be binding on the Pledgor and his heirs, executors, administrators, successors and assigns and shall inure, together with all rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. The Lender may assign or transfer, as collateral or otherwise, any or all of its interest hereunder and under the other Loan Documents. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

        (e) Upon the satisfaction in full of the Obligations after the termination of the Term Loan Agreement (i) this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Pledgor, and (ii) the Lender will, upon the Pledgor's request and at the Pledgor's expense, (A) return to the Pledgor such of the Collateral held by the Lender, and instruct Jefferies & Company, Inc. to return to the Pledgor such of the Collateral held in the Jefferies Account as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

        (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York.

        (g) Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        (h) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

        SECTION 13. Security Interest Absolute. All rights of the Lender, all security interests and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Term Loan Agreement or of any Loan Document or any other agreement, instrument or document relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Term Loan Agreement or any Loan Document or any other agreement, instrument or document relating thereto, (iii) any exchange or release of, or non-perfection of any lien on, any collateral for any of the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of any of his obligations under the Term Loan Agreement or the other Loan Documents, or the Pledgor in respect of any of the Obligations.

        SECTION 14. OTHER AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        SECTION 15. CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR HIMSELF IN RESPECT OF HIS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT HIS ADDRESS FOR NOTICES CONTAINED IN SECTION 7.01 OF THE TERM LOAN AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. THE PLEDGOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

        SECTION 16. WAIVER OF JURY TRIAL, ETC. THE PLEDGOR AND THE LENDER EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PLEDGOR HEREBY WAIVES ANY RIGHT HE MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE PLEDGOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE PLEDGOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

        IN WITNESS WHEREOF, the Pledgor has executed and delivered this Agreement as of the date first above written.





                                        /s/
                                        -----------------------------------
                                        ALLEN E. PAULSON









Acknowledged and Consented to:



MADELEINE L.L.C.





By: /s/
   --------------------------------

Name:

Title:

                                   SCHEDULE I

                                       TO

                                PLEDGE AGREEMENT

                                  Pledged Debt



                                                            Description and                            Original

               Name of Payee                               Date of Instrument                      Principal Amount
               -------------                               ------------------                      ----------------

Borrower                                      Promissory Note dated December 31,                            $21,371,194.35
                                              1996 made by Carlo Corporation to the
                                              Borrower
Borrower                                      Promissory Note dated ________ __,                               $__________
                                              199__ made by R&E Gaming Corp. to
                                              the Borrower

                                   SCHEDULE II

                                       TO

                                PLEDGE AGREEMENT



                                 Pledged Shares





                                                 Number of

         Name of Issuer/Payee                  Shares/Amount              Class/Description           Certificate Numbers
         --------------------                  -------------              -----------------           -------------------
Riviera Holdings Corporation                      463,655                       Common                         *
Carlo Corporation                                             1,000             Common                         1
CardioDynamics International                             13,699,734             Common                       C0898
Corporation
                                                                                                                        C0661

                                                                                                                        C0409

                                                                                                                        C0507


CardioDynamics International
Corporation

                                                             11,000             Common                         *



--------
* Held through Jefferies & Company, Inc.
*

                                  SCHEDULE III

                                       TO

                                PLEDGE AGREEMENT








                                PLEDGE AMENDMENT





        This Pledge Amendment, dated ____________, is delivered pursuant to
Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated September 18, 1997, as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time, and that the shares listed on this Pledge Amendment shall be and become part of the Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.





                                          Number of
                                          ---------
                                        Shares/Amount
                                        -------------
     Name of Issuer/Payee                                             Class/Description               Certificate No(s)
     --------------------                                             -----------------               -----------------










                                        -----------------------------------
                                        ALLEN E. PAULSON